Exhibit (4) (c) (2)




                                SECOND AMENDMENT


     SECOND AMENDMENT, dated as of November 17, 2000, among WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation (the "Company"), the direct and indirect subsidiaries of the Company listed on the signature pages hereto (together with the Company, collectively, the "Borrowers"), the several banks and other institutions parties to the Credit Agreement (as hereinafter defined) (collectively, the "Banks"), and PNC BANK, NATIONAL ASSOCIATION, as Agent for the Banks (in such capacity, the "Agent").

                                   WITNESSETH:

     WHEREAS, the Borrowers, the Banks and the Agent are parties to a Credit Agreement, dated as of July 26, 2000 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement");

     WHEREAS, pursuant to Section 5.9 of the Credit Agreement, the Borrowers are required within one hundred and twenty (120) days after the Closing Date to cause certain of their Subsidiaries to. become co-borrowers under the Credit Agreement

     WHEREAS, the Borrowers have requested that the Banks amend the Credit Agreement to extend the one hundred and twenty-day period to one hundred and sixty-five days; and

     WHEREAS, the Required Banks have agreed to do so on the terms and conditions set forth herein.

     NOW,   THEREFORE,   in   consideration  of  the  foregoing  and  for  other
consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

     2. Amendment to Section 5.9 (Notice and Joinder of New Subsidiaries). The second sentence of Section 5.9 of the Credit Agreement is hereby amended by deleting the phrase "one hundred and twenty (120) days after the Closing Date" and inserting in lieu thereof the phrase "one hundred and sixty-five (165) days after the Closing Date

     3. Representations and Warranties. The Borrowers hereby represent and warrant to the Banks and the Agent that:

     (a) There exists no Default or Event of Default under the Credit Agreement as amended hereby:

     (b) The representations and warranties made in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on and as of the hereof; and

     (c) The execution and delivery of this Amendment by and on behalf of the Borrowers has been duly authorized by all requisite action on behalf of the Borrowers and this Amendment constitutes the legal, valid and binding obligation of the Borrowers, enforceable against them in accordance with its terms, except
as  enforceability  may  be  limited  by  applicable  bankruptcy,   insolvency,
fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     4. Effectiveness. This Amendment shall become effective upon the Agent receiving counterparts hereof duly executed by the Borrowers and the Required Banks.

     5. Limited Effect. Except as expressly amended by this Amendment, the Credit Agreement shall continue to be, and shall remain, unaltered and in full force and effect in accordance with its terms and the Borrowers hereby confirm all of the provisions of the Credit Agreement and the other Loan Documents.

     6. Release. Recognizing and in consideration of the Banks' and the Agent's agreement to the amendments set forth herein, each of the Borrowers hereby waives and releases the Banks and the Agent and their officers, attorneys, agents, and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising that such Borrower ever had or now has against any of them arising out of or relating to any Bank's or Agent's acts or omissions with respect to this Amendment, the Credit Agreement, the other Loan Documents or any other matters described or referred to herein or therein.

     7. Miscellaneous.

     (a) Expenses. Each of the Borrowers agrees to pay all of the Agent's reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation and execution of this Amendment including, without limitation, the reasonable fees and expenses of Ballard Spahr Andrews & Ingersoll, LLP.

     (b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     (c) Successor and Assigns. The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrowers, the Agent and the Banks and their respective successors and assigns.

     (d)   Counterparts.   This  Amendment  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

     (e) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

     (f) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.





                                      WEST PHARMACEUTICAL SERVICES, INC.

                                      By:    /s/ Stephen M. Heumann
                                      Name:      Stephen M. Heumann
                                      Title:     Vice President





                                       WEST PHARMACEUTICAL SERVICES
                                       OF FLORIDA, INC.


                                       By:    /s/ Stephen M. Heumann
                                       Name:      Stephen M. Heumann
                                       Title:     Vice President




                                       WEST PHARMACEUTICAL SERVICES
                                       LAKEWOOD, INC.


                                       By:   /s/ Stephen M. Heumann
                                       Name:     Stephen M. Heumann
                                       Title:    Vice President

                                       WEST PHARMACEUTICAL SERVICES
                                       GROUP LIMITED

                                       By:    /s/ John R. Gailey III
                                       Name:      John R. Gailey III
                                       Title:     Director



                                       PNC BANK, NATIONAL ASSOCIATION,
                                       as a Bank and as Agent

                                       By:
                                       Name:
                                       Title:



                                       FIRST UNION NATIONAL BANK, as a Bank


                                       By:
                                       Name:
                                       Title:



                                       DRESDNER BANK, AG, NEW YORK AND GRAND
                                       CAYMAN BRANCHES, as a Bank


                                       By:
                                       Name:
                                       Title:


                                       By:
                                       Name:
                                       Title:

                                       WEST PHARMACEUTICAL SERVICES
                                       GROUP LIMITED

                                       By:
                                       Name:
                                       Title:




                                       PNC BANK, NATIONAL ASSOCIATION,
                                       as a Bank and as Agent

                                       By:   /s/ Amy T. Peterson
                                       Name:     Amy T. Peterson
                                       Title:    Vice President



                                       FIRST UNION NATIONAL BANK, as a Bank

                                       By:
                                       Name:
                                       Title:




                                       DRESDNER BANK, AG, NEW YORK AND
                                       GRAND CAYMAN BRANCHES, as a Bank


                                       By:
                                       Name:
                                       Title:



                                       By:
                                       Name:
                                       Title:

                                       WEST PHARMACEUTICAL SERVICES
                                       GROUP LIMITED

                                       By:
                                       Name:
                                       Title:



                                       PNC BANK, NATIONAL ASSOCIATION,
                                       as a Bank and as Agent

                                       By:
                                       Name:
                                       Title:



                                       FIRST UNION NATIONAL BANK, as a Bank

                                       By:   /s/Jeanette A. Griffin
                                       Name:    Jeanette A. Griffin
                                       Title:   Vice President



                                       DRESDNER BANK, AG, NEW YORK AND
                                       GRAND CAYMAN BRANCHES, as a Bank

                                       By:
                                       Name:
                                       Title:


                                       By:
                                       Name:
                                       Title:

                                       WEST PHARMACEUTICAL SERVICES
                                       GROUP LIMITED

                                       By:
                                       Name:
                                       Title:



                                       PNC BANK, NATIONAL ASSOCIATION,
                                       as a Bank and as Agent


                                       By:
                                       Name:
                                       Title:



                                       FIRST UNION NATIONAL BANK, as a Bank

                                       By:
                                       Name:
                                       Title:



                                       DRESDNER BANK, AG, NEW YORK AND
                                       GRAND CAYMAN BRANCHES, as a Bank


                                       By:    /s/ Richard Morris
                                       Name:      Richard Morris
                                       Title:     Senior Vice President



                                       By:    /s/ Vincent Carotenuto
                                       Name:      Vincent Carotenuto
                                       Title:     Assistant Vice President

                                       NATIONAL CITY BANK, as a Bank

                                       By:    /s/ Thomas J. McDonnell
                                       Name:      Thomas J. McDonnell
                                       Title:     Senior Vice President




                                       THE CHASE MANHATTAN BANK,
                                       as a Bank


                                       By:
                                       Name:
                                       Title:



                                       MELLON BANK, N.A., as a Bank

                                       By:
                                       Name:
                                       Title:

                                       NATIONAL CITY BANK, as a Bank

                                       By:
                                       Name:
                                       Title:



                                       THE CHASE MANHATTAN BANK,
                                       as a Bank

                                       By:  /s/ Thomas F. Conroy, Jr.
                                       Name:    Thomas F. Conroy, Jr.
                                       Title:   Vice President




                                       MELLON BANK, N.A., as a Bank
                                       By:
                                       Name:
                                       Title:

                                       NATIONAL CITY BANK, as a Bank

                                       By:
                                       Name:
                                       Title:



                                       THE CHASE MANHATTAN BANK,
                                       as a Bank

                                       By:
                                       Name:
                                       Title:




                                       MELLON BANK, N.A., as a Bank
                                       By:   /s/ Mark W. Torie
                                       Name:     Mark W. Torie
                                       Title:    VP